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                                                                   Exhibit 10.18

C L I F F O R D                                   LIMITED LIABILITY PARTNERSHIP
C H A N C E                                                      CONFORMED COPY









                    PTC INTERNATIONAL FINANCE (HOLDING) B.V.

                                      And

                      POLSKA TELEFONIA CYFROWA SP. Z O.O.


                    ----------------------------------------
                              ONLENDING AGREEMENT
                    ----------------------------------------
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

                                    CONTENTS

CLAUSE                                                                      PAGE
1.   Definitions And Interpretation............................................1
2.   The Facility..............................................................2
3.   Purpose...................................................................2
4.   Interest..................................................................2
5.   Repayment.................................................................2
6.   Additional Payment Obligations............................................2
7.   Subordination.............................................................3
8.   Taxes.....................................................................3
9.   Guarantee.................................................................3
10.  Collection Agent..........................................................3
11.  Assignments And Transfers.................................................3
12.  Assignments And Transfers.................................................3
13.  Remedies And Waivers, Partial Invalidity..................................4
14.  Notices...................................................................4
15.  Law And Jurisdiction......................................................4
16.  Counterparts..............................................................4








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THIS AGREEMENT is made on 8 May 2001



BETWEEN:

(1)  PTC INTERNATIONAL FINANCE (HOLDING) B.V. ("BV"); and

(2)  POLSKA TELEFONIA CYFROWA SP. Z O.O. ("PTC").



RECITALS

(A) A wholly owned subsidiary of BV, PTC International Finance II S.A., a company with limited liability incorporated under the laws of Luxembourg, has authorised the issue of the Notes.

(B) PTC International Finance II S.A. wishes to onlend the net proceeds of the issue of the Notes to BV pursuant to the SA Loan Agreement (as defined below).

(C) BV wishes to further onlend such net proceeds to PTC on the terms and conditions set out in this Agreement.



IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this Agreement the following terms have the meanings given to them in this Clause 1.1.

     "LOAN OBLIGATIONS" means all the obligations of BV under the SA Loan Agreement, including the principal amount of the SA Advance at any time outstanding, interest thereon and any other amounts payable by BV under the SA Loan Agreement;

     "SA ADVANCE" means a principal amount of the Advance at any time outstanding under the SA Loan Agreement; and

     "SA LOAN AGREEMENT" means an onlending agreement dated on or about the date hereof between PTC International Finance II S.A. ("SA") as lender and BV as borrower.

1.2 Terms not otherwise defined herein have the meanings ascribed to them in the SA Loan Agreement.

1.3  Clause headings are for ease of reference only.

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2.   THE FACILITY

2.1 BV and PTC hereby agree that on the date on which the SA Advance is made by SA to BV under the SA Loan Agreement, an advance in the amount of EUR 200,000,000 (the "BV ADVANCE") shall be made by BV to PTC.

3.   PURPOSE

3.1 PTC shall apply the proceeds of the BV Advance for general corporate purposes.

4.   INTEREST

4.1 Interest shall accrue on the Advance at the rate of 10.875% per annum (or such other rate per annum as may be agreed between BV and PTC).

4.2  Accrued interest shall be paid by PTC to BV on each Interest Payment Date.

4.3 Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

5.   REPAYMENT

5.1 PTC shall repay the BV Advance by repaying on each Repayment Date an amount equal to such amount of the Notes as matures and is payable on such date.

5.2 The outstanding principal amount (if any) of the BV Advance shall be repaid in full on 1 May 2008.

6.   ADDITIONAL PAYMENT OBLIGATIONS

6.1 PTC shall on each Interest Payment Date pay to BV an amount equal to the Fee (as defined in Clause 4.1 of the SA Loan Agreement) payable by the BV to SA under the SA Loan Agreement on such Interest Payment Date. BV may (but shall not be obliged to) reimburse PTC at any time for such portion of any amount paid by PTC pursuant to this Clause 6.1 as it may determine at its sole discretion.

6.2 PTC shall, from time to time upon demand of BV, pay to BV a fee payable in respect of financial services rendered by BV to PTC in relation to this Agreement, such fee to be agreed from time to time between BV and PTC.

6.3 PTC shall, upon demand of BV, pay to BV an amount equal to all and any amounts payable by BV pursuant to Clause 8.1 of the SA Loan Agreement.

6.4 PTC shall, upon demand of BV, pay to BV an amount equal to all and any amounts of taxes, duties and other impositions payable or paid by BV and any costs and expenses payable, paid or incurred by BV pursuant to, or in connection with, any of the Relevant Documents and any of the documents related thereto, and the transactions contemplated therein and all and any amounts payable or paid by BV pursuant to Clause 8.2 of the SA Loan Agreement.

6.5 Notwithstanding any other provision contained herein, if any time an amount payable by BV to SA pursuant to Clause 5 or, as the case may be, Clause 7 of the SA Loan Agreement is greater than that payable pursuant to Clause 4 or, as the case may

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     be, Clause 5 of this Agreement on the corresponding Interest Payment Date or, as the case may be, Repayment Date hereunder, then the amount payable hereunder shall be increased to equal the amount payable pursuant to Clause 5 or, as the case may be, Clause 7 of the SA Loan Agreement.

7.   SUBORDINATION

     Amounts payable by PTC hereunder shall be subordinated to PTC's obligations under its Senior Debt to the same extent as the PTC Guarantee.

8.   TAXES

     All payments to be made by PTC hereunder shall be made free and clear of and without deduction for or on account of tax unless PTC is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by PTC in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, BV receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

9.   GUARANTEE

     To the extent that PTC makes any payment under the PTC Guarantee, such payment will discharge pro tanto the obligations of PTC hereunder in respect of the Loan Obligations and PTC will be under no obligation to make payment hereunder of an equivalent amount in respect thereof.

10.  COLLECTION AGENT

     BV may at any time appoint a financial institution acceptable to BV and PTC to act as its collection agent for the purpose of collecting on its behalf all payments made or to be made by PTC to BV hereunder. In the event that BV wishes to appoint a collection agent as aforesaid, it shall enter into a collection agency agreement with such collection agent in form and substance acceptable to it, PTC and such collection agent.

11.  ASSIGNMENTS AND TRANSFERS

11.1 This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and assigns.

11.2 BV may at any time assign all or any of its rights, benefits or obligations hereunder to any other party.

12.  ASSIGNMENTS AND TRANSFERS

12.1 This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and assigns.

12.2 SA may at any time assign all or any of its rights, benefits or obligations hereunder to any other party.


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13.  REMEDIES AND WAIVERS, PARTIAL INVALIDITY

13.1 No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     Without prejudice to any other provision hereof, if one or more provisions hereof is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party or parties shall not, to the fullest extent permitted by applicable law, render invalid, illegal or unenforceable such provision or provisions in any other jurisdiction or with respect to any other party or parties hereto.

14.  NOTICES

14.1 Each notice, request, demand or other communication to be given or made under this Agreement shall be in writing by letter or fax, addressed to the relevant party at its registered office for the time being or at such other address as it may from time to time notify to the other party for this purpose.

14.2 Any notice, request, demand or other communication to be given or made to either party shall be deemed made or received (i) when confirmation of successful transmission thereof is received by the sender (if given or made by fax) or (ii) when left at the address mentioned above or (iii) three days after posting addressed as required above (if given or made by letter).

15.  LAW AND JURISDICTION

15.1 This Agreement is governed by, and shall be construed in accordance with, the laws of the Netherlands.

15.2 The District Court (Arrondissementsrechtbank) of Amsterdam, Netherlands (and any appellate court therefrom) shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement. This submission is made for the benefit of BV and shall not affect its right to take proceedings in any other court of competent jurisdiction.

16.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the hands of the duly authorised representatives of the parties hereto on the day and year first before written.


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PTC INTERNATIONAL FINANCE (HOLDING) B.V.



By:   /s/ Nanno van der Werff /s/ Alexander de Vreeze

Name: Nanno van der Werff / Alexander de Vreeze (as proxy holders for ABN AMRO
      Trust Company (Nederland) B.V.)

Title: Managing Director





POLSKA TELEFONIA CYFROWA SP. Z O.O.



By:   /s/ Wojciech Ploski /s/ Jonathan Eastick

Name: Wojciech Ploski / Jonathan Eastick

Title: Director of Strategy, Marketing and Sales / Director of Finance




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